EXHIBIT j.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 17, 2006, relating to the financial statements and financial highlights which appear in the November 30, 2005 Annual Report to Shareholders of Phoenix Emerging Markets Bond Fund, Phoenix International Strategies Fund, Phoenix Real Estate Securities Fund, and Phoenix Tax-Exempt Bond Fund (constituting Phoenix Multi-Portfolio Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2006